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                           Consent of Independent Auditors



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Shelby Williams Industries, Inc. of our report dated January 26, 1996, included in the 1995 Annual Report to Shareholders of Shelby Williams Industries, Inc.




                                   ERNST & YOUNG LLP



Atlanta, Georgia
January 26, 1996